Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Participants of Yadkin Bank 401(k) Retirement Plan and Audit Committee of
Yadkin Financial Corporation
Raleigh, North Carolina

We consent to the incorporation by reference in Registration Statement No. 333-167861 on Form S-8 of our report dated June 28, 2016, with respect to the financial statements and supplemental schedule of the Yadkin Bank 401(k) Retirement Plan included in this Annual Report on Form 11-K for the year ended December 31, 2015.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina
June 28, 2016